UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On March 12, 2018, Analog Devices, Inc. (“Analog Devices”) issued $300 million aggregate principal amount of 2.850% senior unsecured notes due March 12, 2020 (the “2020 Notes”) and $450 million aggregate principal amount of 2.950% senior unsecured notes due January 12, 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-207043) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of March 8, 2018, among Analog Devices and Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, previously filed with the SEC.

The 2020 Notes bear interest at a rate of 2.850% per year and will mature on March 12, 2020. The 2021 Notes bear interest at a rate of 2.950% per year and will mature on January 12, 2021. Interest on the 2020 Notes is payable on March 12 and September 12 of each year, beginning on September 12, 2018. Interest on the 2021 Notes is payable on January 12 and July 12 of each year, beginning on July 12, 2018.

At any time prior to the applicable maturity date of the Notes, Analog Devices may, at its option, redeem some or all of the applicable series of Notes by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are unsecured and rank equally in right of payment with all of Analog Devices’ other unsecured senior indebtedness.

The Notes were issued pursuant to an indenture, dated as of June 3, 2013 (the “Indenture”), as supplemented by a supplemental indenture, dated as of March 12, 2018 (the “Supplemental Indenture”), between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture and the Supplemental Indenture contain certain covenants, events of default and other customary provisions.

On March 12, 2018, Analog Devices repaid a portion of the amount outstanding under its five-year term loan using the net proceeds received from the offering of the Notes.

The foregoing descriptions of the Notes, the Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Indenture, which was filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K filed with the SEC on June 3, 2013, and the Supplemental Indenture, which is attached hereto as Exhibit 4.2, are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

    (d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 3, 2013, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated March 12, 2018, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of note contained therein).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: March 12, 2018	By:	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	Senior Vice President, Finance and Chief Financial Officer